SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 8, 1998


                           IWERKS ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-22558                  95-4439361
 (State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)               File Number)           Identification No.)


                            4540 West Valerio Street
                         Burbank, California 91505-1045
                    (Address of Principal Executive Offices)

                                 (818) 841-7766
                         (Registrant's Telephone Number)




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ITEM 5.  OTHER EVENTS

         Reference is made to the press release of Registrant, issued on June 8, 1998, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 16, 1998                          IWERKS ENTERTAINMENT, INC.



                                       By:  /s/Bruce Hinckley
                                           ----------------------
                                           Bruce Hinckley
                                           Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibits                                                            Page Number
--------                                                            -----------

99.1              Press Release dated June 8, 1998.



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     BURBANK,  Calif.--(ENTERTAINMENT  WIRE)--June 8, 1998--Iwerks Entertainment
Inc. (Nasdaq:IWRK) has appointed two new outside members to its board of directors, bringing the number of outside directors to five and the total number of directors to six.

The two new members are Bruce A. Beda, chief executive of Orion Partners, and Peter Hanelt, chief operating officer and chief financial officer of Natural Wonders.

"After a thorough search, we have found two excellent candidates who share not only our enthusiasm for Iwerks' potential, but also possess very strong financial and operational backgrounds with publicly traded companies," said Don Iwerks, Iwerks Entertainment co-founder and board member who headed the board search initiative.

"We  feel  these  two  members  of  Iwerks'   board  will  be   significant
contributors as we carry out our strategy to improve Iwerks' financial performance and responsiveness to our shareholders," Iwerks continued.

Charles Goldwater, chairman of the board and chief executive officer of Iwerks, said, "One of the priorities we announced earlier this year was to strengthen Iwerks' senior management team -- including expanding the board -- to strengthen and deepen the level of expertise available to us in all phases of our operations. Bruce and Peter -- both of whom we expect to fulfill active roles as Board members -- will help us achieve that."

Beda, 57, has gained broad management experience during his tenure at several Fortune 100 and other publicly traded and privately held companies. Prior to becoming CEO of Orion Partners, a private investment and consulting firm, he served as executive vice president and chief financial officer of manufacturing conglomerate Wehr Corp.

Beda began his career at The Pillsbury Co., where he worked in the long-range planning and accounting departments before becoming a brand marketing manager. Beda also serves on the boards of Stifel Financial Corp., a financial services company, and ECC International Corp., which designs and manufactures simulation training systems.

Stifel and ECC are both publicly traded on the New York Stock Exchange.

"I am very pleased to join such a dynamic company as Iwerks," said Beda, "and my intention is to be actively involved in helping Iwerks make the necessary changes to unlock its full potential in this growing industry."

Hanelt, 53, is currently chief operating officer and chief financial officer of Natural Wonders, a specialty gift store chain with approximately $160 million in annual sales, and also holds the positions of interim president and chief executive officer.

Prior to joining Natural Wonders, he was chief operating officer and chief financial officer of Esprit de Corp, a San Francisco-based leading apparel manufacturer, retailer and wholesaler, where he led a significant turnaround that reversed a $72 million loss in two years. He sits on the boards of Natural Wonders and The Shoe Pavilion Inc., a West Coast-based footwear retailer.

"I am very excited to join Iwerks at a time when it is implementing a targeted strategy to reorganize its operations," said Hanelt. "I look forward to applying the experience I have gained in various positions to further Iwerks' goal of improving its overall performance."

Iwerks Entertainment is one of the world's leading providers and distributors of film-based attractions such as 2-D and 3-D ride simulation, 2-D and 3-D giant screen theatres, 360-degree video dance clubs and other immersive attractions.

Serving prestigious entertainment, information and marketing providers, more than 250 Iwerks attractions can be found worldwide at location-based entertainment centers, amusement parks, family entertainment centers, shopping centers, casinos, resorts, nightclubs, restaurants, museums, fairs, festivals and more.

Visit Iwerks Entertainment on the Internet at "http://www.iwerks.com" Iwerks Entertainment Inc., Burbank

Contact:
         Iwerks Entertainment Inc., Burbank
         Krista Grossman, 310/442-2516

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